In response to Sub-Item 77Q1(e), the Investment Management and Administration Agreement by and between The Lou Holland Trust and Holland Capital Management LLC is herein incorporated by reference to Post-Effective Amendment No. 19 to the Registration Statement of The Lou Holland Trust filed on April 29, 2008 (accession number 0001007097-08-000010).